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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 5, 2002




                                GLOBALSTAR, L.P.
               (Exact Name of Registrant as Specified in Charter)




          DELAWARE                    333-25461               13-3759024
(State or Other Jurisdiction    (Commission File Number)  (I.R.S. Employer
     of Incorporation )                                   Identification No.)

   3200 ZANKER ROAD, SAN JOSE, CALIFORNIA             95134
  (Address of Principal Executive Offices)          (Zip Code)


        Registrant's telephone number, including area code: 408-933-4000


                                       N/A
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

      On February 19, 2002, the Company filed a Form 8-K reporting that the Company had reached an agreement with Loral Space & Communications Ltd. and its Informal Committee of Bondholders regarding the substantive terms of the financial and legal restructuring of the Company's businesses. The terms of the agreement were set forth in the Memorandum of Understanding, dated February 15, 2002, a copy of which was annexed to the Plan Support Agreement ("PSA") dated February 15, 2002, and was filed with the February 19, 2002, Form 8-K as
Exhibit 99.2.

      The Company subsequently filed with the U.S. bankruptcy court a Joint Plan of Reorganization of Globalstar, L.P. and its Debtor Subsidiaries and a related Disclosure Statement implementing the PSA (see Form 8-K, filed June 5, 2002). However, the Company did not obtain the court's approval of the Disclosure Statement on or before August 12, 2002, as required by the PSA, as amended. As permitted by the PSA, on August 21, 2002, counsel for the Official Committee of Unsecured Creditors, the successor in interest to the Informal Committee of Bondholders, advised the Company that the Official Committee was terminating the PSA as of the date of the letter. The three parties to the PSA -- the Company, the Official Committee and Loral Space & Communications Ltd. -- are continuing their discussions with a view to formulating a modified restructuring plan that would be submitted to the bankruptcy court for approval.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Globalstar, L.P.


                                 By: /s/ Daniel P. McEntee
                                     -------------------------------------------
                                     Name:    Daniel P. McEntee
                                     Title:   Vice President and Chief Financial
                                              Officer

Date:  September 5, 2002


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